Exhibit 99.1

1 Innovative Solutions & Support NASDAQ: ISSC Needham 10th Annual Investor Conference

Innovative Solutions & Support Proprietary Information 2 SAFE HARBOR STATEMENT This presentation includes forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and our actual experience may differ materially, either better or worse, from that anticipated in such statements. Factors that may cause differences include those discussed in our filings with the Securities and Exchange Commission, including but not limited to our most recent Form 10-K, proxy statement and Form 10-Q.

Innovative Solutions & Support Proprietary Information 3 Company Description Leading Provider of air data equipment and advanced flight monitoring systems that measure and display critical flight information – especially Flat Panel Display Systems (FPDS, Cockpit/IP™) Started: 1988 NASDAQ: ISSC Market Cap: $154 Million FYE: September 30 Overview Serving: A large and growing domestic and international markets OEM and Aftermarket Commercial, Military, and Business Aviation Representative Contracts: FedEx US DoD American Airlines Eclipse Boeing Cessna Aircraft Company Experienced and accomplished management team Value of Current Backlog > $70 Million Strong Balance Sheet

Innovative Solutions & Support Proprietary Information 4 • Aircraft industry completely shifting from traditional “steam gauge” to new electronic instrument displays • Flat panels are “The Standard” on new aircraft production • Obsolescence creating large retrofit opportunity • FPD Advantages • Flexibility • Reduces cost of operation (e.g. fuel savings) • Expandable Growth Platform • Presents additional information to flight crews • Speeds compliance with current and future regulatory requirement (e.g. ADS-B) • Improves dispatch reliability • Reduces cost of aging equipment (MRO) Flat Panel Displays Current Focus is Flat Panel Displays (FPDs)

Innovative Solutions & Support Proprietary Information 5 Flat Panel Displays IS&S FPDs • Low Cost provider – Compelling economics – Less expensive upgrade to maintain • Shortest downtime to upgrade – Less than 3 days for B757/B767 retrofit • Operational savings – Dispatch relief – Simplified training program • Growth Platform – IS&S proprietary technology allows rapid and inexpensive software implementation and certification

Innovative Solutions & Support Proprietary Information 6 Flat Panel Displays Existing Retrofit Contracts • American Airlines • FedEx • Cessna Aircraft C-130 Before C-130 After • ABX Air • Boeing • Royal Air Force Retrofit contracts lead to follow on FPD sales with other operators

Innovative Solutions & Support

Flat Panel Displays

FPD Retrofit Programs

Program	Anticipated Shipments / Status
• Marshall Aerospace	7 FPD Systems in Q3 -Q4 FY08
• American Airlines	5 FPD Systems Q2 – Q4 FY08
• DoD	60 to 80 20" FPDs Q2 – Q4 FY08
	4 to 8 EIDS Systems Q2 – Q4 FY08
• FedEx	12 FPD Systems Q2 – Q4 FY08
• Pilatus PC12	8 to 12 FPD Systems Q2 – Q4 FY08
• Cessna Aircraft	STC Expected Q4 FY08
• B737	STC Expected FY 09

Plan to ship approximately $15 Million of current backlog in FY08

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Innovative Solutions & Support Proprietary Information

Innovative Solutions & Support Proprietary Information 8 Eclipse Aviation Program Status • December 06 – entered into a five-year agreement with Eclipse Aviation as the exclusive supplier of Primary Flight and Multi-Function FPDs • Eclipse announced orders exceeding 2,500 aircraft and • IS&S revenue potential exceeds $100 Million over life of agreement Flat Panel Displays • NOT INCLUDED IN BACKLOG (except for rolling 2 month production release) • Eclipse certified IS&S FPDs as part of the Avio NG Total Aircraft Integration System on December 21, 2007 • Fastest certification of a FPD System for an aircraft OEM • Shipped 58 shipsets to Eclipse Aviation in December 2007

Innovative Solutions & Support Proprietary Information 9 Market Opportunity • Due to numerous advantages, large FPD retrofit market evolving: – Commercial (11,000 + units) $2.6 billion – Military (8,000 + units) $1.9 billion – Business Aviation (12,000 + units) $2.8 billion • OEM Market (e.g. Eclipse) increases overall addressable market size Positioned for Growth

Innovative Solutions & Support Proprietary Information 10 Positioned for Growth Production Readiness for FPD Market • Capital equipment in place and proven • Material assets in place and pipeline primed • Bill of materials on budget • Assembly labor minor part of cost base • Gross margin in line with previous projections and expectations once volume production levels achieved Eclipse Aviation Avio NG FPD System Financial, Operational, and Technical preparations made to accommodate rapid growth

Innovative Solutions & Support Proprietary Information 11 Backlog Growth Driven by FPDS Positioned for Growth Commercial 58% Military 15% Business Jet 27% Includes only 2 months of FPD System deliveries to Eclipse Aviation $63M or 90% FPDs $7M or 10% AD January 2008 Bookings: LMAC $0.8M FedEX $4.2M Dec-06 Dec-07 $80.0 $70.0 $60.0 $50.0 $40.0 $30.0 $20.0 $10.0 $0.0 $Millions Air Data Equipment FPDs

Innovative Solutions & Support Proprietary Information 12 Positioned for Growth FY2008 Sales Forecasted at > $40.0M Q1 FY08 Q2 FY08 Q3 FY08 Q4 FY08 FY08 Total FY09 Total $4.7M > $6.0M > $12.0M > $16.0M > $40.0M > $60.0M $80.0 $70.0 $60.0 $50.0 $40.0 $30.0 $20.0 $10.0 $0.0 $Millions Air Data Equipment FPDs

Innovative Solutions & Support Proprietary Information 13 Balance Sheet • Cash - $43.5 Million • Lawsuit settlement greater than $6 Million - FY08 • No Debt (except IDB) • Current ratio: 7.5 to 1.0 Positioned for Growth ISSC has a strong financial position

Innovative Solutions & Support Proprietary Information 14 Summary • Retrofit market leader in FPD Systems and Air Data Equipment • Low Cost provider with outstanding products and production resources at the ready • Experienced and accomplished management team • Cost, regulatory, efficiency pressures driving growth in FPD market • Blue Chip Contracts: FedEx, American Airlines, Boeing, US DoD, Eclipse, Cessna • Current Backlog exceeds $70 Million – Revenue potential for Eclipse exceeds $100 Million – Additional revenue potential over life of Cessna agreement • Strong Balance Sheet to support rapid growth

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